UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2004

INTERVOICE, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	001-15045 (Commission File Number)	75-1927578 (IRS Employer Identification No.)

17811 Waterview Parkway
Dallas, Texas 75252
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (972) 454-8000

Not applicable

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

     On June 3, 2004, Intervoice, Inc. (“Intervoice”) announced in a press release (the “Press Release”) that it had increased the membership of its Board of Directors from six to eight members through the election of Saj-nicole A. Joni, Ph.D., a former Microsoft executive, and Bob Ritchey, the current President of Intervoice. The new directors were elected on June 2, 2004.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     Not applicable.

     (b) PRO FORMA FINANCIAL INFORMATION.

     Not applicable.

     (c) EXHIBITS.

99.1	Press Release dated June 3, 2004 announcing the election of Saj-nicole A. Joni, Ph.D and Bob Ritchey to the Board of Directors.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERVOICE, INC.

By:	/s/ Craig E. Holmes

Craig E. Holmes
Executive Vice President and Chief Financial Officer

Date: June 3, 2004

INDEX TO EXHIBITS

Item
Number	Exhibit
99.1	Press Release dated June 3, 2004 announcing the election of Saj-nicole A. Joni, Ph.D and Bob Ritchey to the Board of Directors.